Exhibit 99.1

NRx Pharmaceuticals, Inc. Announces Proposed Underwritten Public Offering of Common Stock

RADNOR, Pa., Feb. 26, 2024 (GLOBE NEWSWIRE) – NRx Pharmaceuticals, Inc. (Nasdaq: NRXP)(“NRx Pharmaceuticals” or the “Company”), a clinical-stage biopharmaceutical company, today announced that it intends to offer to sell shares of its common stock in an underwritten public offering of a limited number of shares. All of the shares of common stock are to be sold by the Company. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

EF Hutton LLC is acting as the sole book-running manager for the offering.

NRx Pharmaceuticals intends to use the net proceeds from the offering for working capital and general corporate purposes. The Company may also use the net proceeds from the offering to repay certain outstanding debt.

The securities will be offered and sold pursuant to a "shelf" registration statement on Form S-3 (File No. 333-265492), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2022, as amended on June 14, 2022, and declared effective on June 21, 2022. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC and will be available on its website at www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained by contacting EF Hutton LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhutton.com, or by telephone at (212) 404-7002. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference into such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About NRx Pharmaceuticals

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx has partnered with Alvogen and Lotus around the development and marketing of NRX-101 for the treatment of suicidal bipolar depression. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently announced plans to submit a New Drug Application for HTX-100 (IV ketamine), through Hope Therapeutics, in the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com) is a wholly-owned subsidiary of NRX Pharmaceuticals focused on development and marketing of an FDA-approved form of intravenous ketamine for the treatment of acute suicidality and depression together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the proposed public offering and the timing and the use of the proceeds from the offering. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.